Exhibit 5.1
May 6, 2009
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
Re:	Listing of DigitalGlobe, Inc., common stock, par value $0.001 per share
Ladies and Gentlemen:
          I am the General Counsel, Senior Vice President, Secretary and General Counsel of DigitalGlobe, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the initial public offering by the Company of up to 3,571,256 shares (including 2,205,000 shares subject to an over-allotment option) and the sale by the selling stockholders (the “Selling Stockholders”) named in the Underwriting Agreement (defined below), of 13,333,744 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-150235) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) Pre-Effective Amendments No. 1 through No. 6 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-laws of the Company, as currently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the original issuance and sale of the Secondary Shares.
          I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          I am admitted to the bar in the State of Colorado and I express no opinion as to any laws other than the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.
          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ J. Alison Alfers
General Counsel
DigitalGlobe, Inc.